EXHIBIT 4.1

NUMONYX HOLDINGS B.V.

EQUITY INCENTIVE PLAN
(Amended and Restated on June 16, 2010)

1. Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Options and Restricted Security Units.

2. Definitions.  As used herein, the following definitions will apply:

(a) “Administrator” means, the Board or the Committee, in each case as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of the laws of the Netherlands, U.S. federal and state securities laws, U.S. federal law, the Code, and the requirements of any stock exchange or quotation system upon which the Securities may then be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.  For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, where necessary as determined by the Administrator.

(c) “Award” means, individually or collectively, a grant under the Plan of Options or Restricted Security Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Awarded Securities” means the Shares subject to an Award.

(f) “Beneficial Owner” has the meaning accorded to it under Rule 13d-3 under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Change in Control” means the occurrence of any of the following events:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act); or

(ii) any person or group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of the Company (or any entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or

(iii) a merger of the Company with or into another person, in which the voting shareholders of the Company immediately prior to such merger cease to hold at least 50% of the voting shares of the Company (or the surviving corporation or ultimate parent) immediately following such merger.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.  In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities shall not constitute a Change in Control.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee appointed by the Board.

(k) “Company” means Micron Technology, Inc., a Delaware corporation, or any successor thereto.

(l) “Consultant” means, for purposes of a Reg S Option, any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity, and, for purposes of an Option other than a Reg S Option, any natural person, including an advisor, who is engaged by the Company, or any Parent or Subsidiary to render bona fide consulting or advisory services to such entity and who is compensated for the services; provided that the term “Consultant,” for purposes of an Option other than a Reg S Option, does not include (i) Employees, (ii) directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as directors, (iii) securities promoters, (iv) independent agents, franchisees and salespersons who do not have employment relationships with the Company from which they derive at least fifty percent of their annual income, or (v) any other person who would not be “consultants” or “advisors” as defined pursuant to Rule 701 of the Securities Act, and any applicable rulings or regulations interpreting Rule 701.

(m)  “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Dividend Equivalent” means a credit, made at the discretion of the Administrator, to the account of a Participant in a notional amount equal to the value of dividends paid on one Security for each Security represented by an Award held by such Participant.

(p) “Employee” means any person, including officers, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company for purposes of the Plan.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of Securities determined as follows:

(i) If the Securities are listed on any established share exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Securities Market, the Fair Market Value of a Share will be the closing sales price for such Securities (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Securities are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Security, will be the mean between the high bid and low asked prices for the Securities on the last trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Securities, the Fair Market Value will be determined in good faith by the Administrator., subject to Section 21(g).

(s)    “Option” means, an option to purchase and acquire Shares granted pursuant to the Plan.

(t)     “Parent” means any corporation or other entity, whether now or hereafter existing, that controls the Company through the ownership of voting securities, contract or otherwise.

(u)    “Participant” means the holder of an outstanding Award granted under the Plan.

(v)    “Plan” means this Equity Incentive Plan.

(w)   “Reg S Option” means an Option that (i) is granted to a Service Provider who is not a U.S. Person and (ii) is not intended to qualify under Rule 701 of the Securities Act.

(x)     “Restricted Security Unit” means a right to receive a Share (or cash, if applicable) in the future, granted pursuant to the Plan.

(y)    “Security” means a Share.

(z)     “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(aa)   “Service Provider” means an Employee or a Consultant.

(bb)  “Share” means a share of the Company’s common stock, as adjusted in accordance with Section 11 of the Plan.

(cc)  “Subsidiary” means any corporation or other entity, whether now or hereafter existing, that is controlled by the Company through ownership of voting securities, contract or otherwise.

(dd)  “Terms of Administration” means the terms of administration, as established and amended from time to time by the Company.

(ee)  “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(ff)    “U.S. Person” has the meaning accorded to it in Rule 902(k) of the Securities Act, as amended from time to time, and currently includes:

(i) any natural person resident in the United States;

(ii) any partnership or corporation organized or incorporated under the laws of the United States;

(iii) any estate of which any executor or administrator is a U.S. Person;

(iv) any trust of which any trustee is a U.S. Person;

(v) any agency or branch of a foreign entity located in the United States;

(vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii) any partnership or corporation if:

(1) organized or incorporated under the laws of any foreign jurisdiction; and

(2) formed by a U.S. Person principally for the purpose of investing in securities that are not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the Securities Act) who are not natural persons, estates or trusts.

3. Securities Subject to the Plan.

(a) Securities Subject to the Plan.  Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Securities that may be utilized under the Plan is  10,900,341 Securities; provided, however, that, at no time while the Securities are not registered pursuant to the Securities Act or the Company is not otherwise subject to the public reporting requirements of the Exchange Act, shall the maximum aggregate number of Securities that may be utilized upon the exercise of all outstanding Awards and the aggregate number of Securities provided for under any other share bonus or similar plan of the Company exceed the lesser of the number of Securities that the Company is permitted to issue pursuant to the exemption from registration under the Securities Act provided by Rule 701 of the Securities Act plus the aggregate number of Securities delivered pursuant to Regulation S of the Securities Act or other exemption available under the Securities Act.  The Securities may be authorized, but unissued, or repurchased Securities.  Securities shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  Upon payment in Securities pursuant to the exercise of an Award, the number of Securities available for utilization under the Plan shall be reduced only by the number of Securities actually utilized in such payment.  If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tendered to the Company for such purpose by such Participant, or if Securities are tendered or withheld to satisfy any Company withholding obligations, the number of Securities so tendered or withheld shall again be available for utilization pursuant to future Awards under the Plan.

(b) Lapsed Awards.  If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, the Securities allocable to the terminated portion of such Award or such forfeited or repurchased Securities shall again be available for utilization under the Plan.

(c) Security Reserve.  During the term of the Plan, the Company shall at all times keep available such number of Securities as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Administration.  The Plan will be administered by the Board or the Committee.

(ii) Delegation of Authority for Day-to-Day Administration.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in the Plan.  Such delegation may be revoked at any time.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of the Committee, subject to the specific duties delegated by the Board to the Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Securities to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan and Applicable Laws, of any Award granted hereunder.  The terms and conditions may include, but are not limited to, the number of Securities subject to such Award or a formula for determining such, the purchase price of the Securities, if any, the vesting schedule, the performance criteria, if any, and level of achievement versus the performance criteria that shall determine the number of Securities granted, issued, retainable and/or vested, the restrictions on the transferability of the Securities, any vesting acceleration or waiver of forfeiture or repurchase restrictions, any restriction or limitation regarding any Award or the Securities relating thereto, and the means of payment for the Securities;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

(viii) to modify or amend each Award (subject to Section 14 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(ix) to implement a program where (A) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, or cash, or (B) the exercise price of an outstanding Award is reduced, based in each case on terms and conditions determined by the Administrator in its sole discretion, in each case, subject to the prior approval of the shareholders of the Company;

(x) to allow Participants to satisfy withholding tax obligations or costs attendant to exercising an Award by electing to have the Company withhold from the Securities or cash to be delivered upon exercise or vesting of an Award that number of Securities represented by the Securities or cash having a Fair Market Value equal to the minimum amount required to be withheld and/or the attendant costs.  The Fair Market Value of any Securities to be withheld will be determined on the date that the amount of tax to be withheld and/or costs imposed is to be determined.  All elections by a Participant to have Securities or cash withheld for these purposes will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Securities that would otherwise be due to such Participant under an Award, in accordance with Section 409A of the Code, when applicable;

(xiii) to determine whether Awards will be settled in Securities, cash or in any combination thereof;

(xiv) to determine whether Awards will be adjusted for Dividend Equivalents;

(xv) to establish a program whereby Securities designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvi) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Securities utilized as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xvii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility.

(a) Generally.  Options and Restricted Security Units may be granted to Service Providers; provided, however, that only Service Providers who are not U.S. Persons, or trusts established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider, shall be eligible for the grant of Reg S Options.

(b) Service Providers Located in California.  Notwithstanding any contrary provision of the Plan, a Service Provider located in California is eligible to receive only Awards that comply with the California Award Terms and Conditions attached hereto as Exhibit A.

6. No Rights as a Service Provider.  Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

7. Options.

(a) Grant of Options.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.  Until such time that the Securities are registered pursuant to the Securities Act or the Company is otherwise subject to the public reporting requirements of the Exchange Act, each Option shall be designated as a Reg S Option or as an Option other than a Reg S Option and an Option that is not designated as a Reg S Option will be intended to qualify under Rule 701 of the Securities Act.  None of the Options granted pursuant to the Plan shall be intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(b) Number of Securities.  Each Award Agreement will specify the number of Awarded Securities and will provide for the adjustment of such number in accordance with Section 11 of the Plan.

(c) Term of Option.  The term of each Option will be stated in the Award Agreement; provided, however, that the term shall not exceed seven years from the date of grant.

(d) Option Exercise Price.  The per Security exercise price for the Securities to be delivered pursuant to exercise of an Option will be determined by the Administrator, provided that the exercise price shall not be less than the Fair Market Value as of the date of grant.

(e) Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions, including performance criteria, which must be satisfied before the Option may be exercised.  The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

(f) Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  Such consideration to the extent permitted by Applicable Laws may consist entirely of:

(i) cash (paid by check or otherwise);

(ii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(iii) any combination of the foregoing methods of payment; or

(iv) such other consideration and method of payment for the delivery of Securities to the extent permitted by Applicable Laws.

(g) Prohibition on Repricing.  Except as otherwise provided in Section 4(b)(ix), the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(h) Exercise of Option.

(i) Procedure for Exercise; Rights as a Shareholder .  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Security.

An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Securities with respect to which the Option is exercised (including provision for any applicable tax withholding).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan and in accordance with Applicable Laws.  Securities delivered upon exercise of an Option will be delivered in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Securities are delivered (as evidenced by the appropriate entry on the books of the Company, or of a duly authorized transfer agent of the Company), no right to vote, if applicable, or receive dividends or any other rights as a shareholder will exist with respect to the Awarded Securities notwithstanding the exercise of the Option.  The Company will deliver (or cause to be delivered) such Securities promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record of payment date is prior to the date the Securities are delivered, except as provided in Section 11 of the Plan or the applicable Award Agreement.

Exercising an Option in any manner will decrease the number of Securities thereafter available for sale and acquisition under the Option, by the number of Securities as to which the Option is exercised.

(ii) Restrictions on Transfer of Securities.  Awarded Securities upon exercise of an Option may be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine.  The restrictions described in the preceding sentence shall be referenced in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Securities under the Terms of Administration and/or the articles of association of the Company.

(iii) Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Securities covered by the unvested portion of the Option will not be delivered and will revert to the Plan.  If after termination the Participant does not exercise his or her Option as to all of the vested Securities within the time specified by the Administrator, the Option will terminate, and the remaining Securities covered by such Option will revert to the Plan.

(iv) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Securities covered by the unvested portion of the Option will not be delivered and will revert to the Plan.  If after termination the Participant does not exercise his or her Option as to all of the vested Securities within the time specified by the Administrator, the Option will terminate, and the remaining Securities covered by such Option will revert to the Plan.

(v) Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the persons) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death the Participant is not vested as to his or her entire Option, the Securities covered by the unvested portion of the Option will be forfeited and will immediately revert to the Plan.  If the Option is not exercised as to all of the vested Securities within the time specified by the Administrator, the Option will terminate, and the remaining Securities covered by such Option will revert to the Plan.

8. Restricted Security Units.

(a) Grant of Restricted Security Units.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Security Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Number of Securities.  Each Award Agreement will specify the number of Awarded Securities and will provide for the adjustment of such number in accordance with Section 11 of the Plan.

(c) Settlement of Restricted Security Units.

(i) Procedure.  Any Restricted Security Units granted hereunder will be settled according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  The terms may, but need not, be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors.

(ii) Rights as a Shareholder.  Until the Restricted Security Units are settled and the Awarded Securities are delivered (as evidenced by the appropriate entry on the books of the Company, or of a duly authorized transfer agent of the Company), no right to vote, if applicable, or receive dividends or any other rights as a shareholder will exist with respect to the Awarded Securities.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Securities are delivered, except as provided in Section 11 of the Plan or the applicable Award Agreement.

(iii) Restrictions on Transfer of Securities.  Awarded Securities delivered upon settlement of Restricted Security Units may be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine.  The restrictions described in the preceding sentence shall be referenced in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Securities generally under the Terms of Administration and/or the articles of association of the Company.

(d) Cessation of Services.  Each Award Agreement will specify the consequences of a Participant’s ceasing to be a Service Provider prior to the settlement of an Award of Restricted Security Units.

9. Leaves of Absence.  The Administrator shall have the discretion to suspend the vesting of Awards during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence.

10. Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

11. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Securities, other securities, or other property), recapitalization, shares split, reverse shares split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Securities or other securities of the Company, or other change in the corporate structure of the Company affecting the Securities occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class, if applicable, of Securities which may be delivered under the Plan, the number, class and price of Securities subject to outstanding awards, and the numerical limit in Section 3.  The adjustment contemplated in this Section 11(a) shall be made by the Board or, if delegated by the Board to the Committee, by the Committee, whose determination shall be final, binding and conclusive on all parties.  Except as expressly provided herein, no issuance by the Company of equity securities of the Company of any class, or securities convertible into equity securities of the Company of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type, or price of Securities subject to an Award.  Notwithstanding the preceding, the number of Securities subject to any Award always shall be a whole number.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Securities covered thereby, including Securities as to which the Award would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that Award vesting shall accelerate 100% and all vesting criteria is fully satisfied, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.

(i) Options.  In the event of a Change in Control, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, and any rights of the Company to repurchase or redeem Securities upon termination of a Participant’s relationship as a Service Provider shall be assigned to, the successor corporation or a Parent or Subsidiary of the successor corporation.  Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Option, or the repurchase or redemption right is not assigned, the Participant shall fully vest in and have the right to exercise the Option as to all of the Awarded Securities, including Securities as to which it would not otherwise be vested or exercisable.  If an Option is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option shall be exercisable, to the extent vested, for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.  For the purposes of this paragraph, the Option shall be considered assumed if, following the Change in Control, the option confers the right to purchase or receive, for each Security of Awarded Securities subject to the Option immediately prior to the Change in Control, the consideration (whether Securities, cash, or other securities or property) received in the Change in Control by holders of Securities for each Security held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Securities); provided, however, that if such consideration received in the Change in Control is not solely shares of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Security of Awarded Securities subject to the Option, to be solely shares of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Securities in the Change in Control.

(ii) Restricted Security Units.  In the event of a Change in Control, each outstanding Award of Restricted Security Units shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award including as to Securities or Units that would not otherwise be vested and all applicable restrictions will lapse except for any restrictions included in the Terms of Administration and/or the articles of association of the Company, as applicable, and subject to Applicable Law.  For the purposes of this paragraph, an Award of Restricted Security Units shall be considered assumed if, following the Change in Control, the award confers the right to purchase and acquire or receive, for each Security subject to the Award immediately prior to the Change in Control as determined based on the then current value of the unit, the consideration (whether Securities, cash, or other securities or property) received in the Change in Control by holders of Securities for each Security held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Securities); provided, however, that if such consideration received in the Change in Control is not solely shares of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide that the consideration to be received for each Security as determined based on the then current value of the unit be solely shares of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Security in the Change in Control.

(d) Reservation of Rights.  Except as provided in this Section 11 and in the applicable Award Agreement, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Securities or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Securities or other securities of any class.  Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Awarded Securities.  The grant of an Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

12. Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  For purposes of this Plan, the determination of grant of an Award made by the Administrator shall not occur unless and until all required Board and shareholder approval has been obtained and the key terms of the Award, including any vesting period, the exercise or purchase price and the number of Securities subject to an Award, have been determined.  Notice of the determination will be provided to each Participant as soon as practicable, but in no event more than five working days, after the date of such grant.

13. Term of Plan.  Subject to Section 18 of the Plan, the Plan will become effective upon its adoption by the Board.  It will continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend, or terminate the Plan.

(b) Shareholder Approval.  The Company will obtain approval of the general meeting of shareholders of the Company of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.  In accordance with the foregoing, the Company will obtain approval of the general meeting of shareholders of the Company of any material (as determined by the Board) amendment to the Plan.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

15. Conditions Upon Delivery of Securities.

(a) Legal Compliance.  Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure to deliver any Securities under the Plan unless the delivery of Securities complies with (or is exempt from) all Applicable Laws, including, without limitation, Dutch corporation and securities law, the Securities Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Securities are being purchased and acquired only for investment and without any present intention to sell or distribute such Securities if, in the opinion of counsel for the Company, such a representation is required.

(c) Regulation S Transfer Restrictions.  Any Securities delivered pursuant to the exercise of a Reg S Option shall not be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person prior to the first anniversary of the date of exercise.  Any Securities delivered pursuant to the exercise of a Reg S Option prior to the first anniversary of the date of exercise may be offered or sold only it permitted by the Administrator in accordance with the following conditions: (i) the Participant of Securities delivered pursuant to the exercise of a Reg S Option certifies that it is not a U.S. Person and is not acquiring the Securities for the account or benefit of any U.S. Person or is a U.S. Person who is purchasing and acquiring the Securities in a transaction that does not require registration under the Securities Act; and (ii) the Participant of the Securities delivered pursuant to the exercise of a Reg S Option agrees to resell such Securities only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such Securities unless in compliance with the Securities Act.  The restrictions described in this Section 15(c) shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Securities generally.

16. Severability.  Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

17. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful delivery and sale of any Securities hereunder, will relieve the Company of any liability in respect of the failure to deliver or sell such Securities as to which such requisite authority will not have been obtained.

18. Shareholder Approval.  The Plan will be subject to approval by the general meeting of shareholders of the Company.  Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

19. No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Parent or Subsidiary and a Participant or any other person.  To the extent that any Participant acquires a right to receive payments from the Company or any Parent or Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company, a Parent, or any Subsidiary.

20. No Rights to Awards.  No Participant, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of a Service Provider, Participant, or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

21. Section 409A of the Code.

(a) General.  It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code.  The Plan and all Award Agreements shall be construed in a manner that effects such intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed.  Neither the Company, its affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition).  This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined.  If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service, as applicable, as applicable.

(c) Allocation among Possible Exemptions.  If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Sections 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Section 409A  of the Code and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Section 409A(a)(2)(B)(i) of the Code shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Installment Payments.  If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment.  For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Grants to Employees of Affiliates.  Eligible Participants who are service providers to an affiliate may be granted Options under this Plan only if the affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

(g) Fair Market Value of Unlisted Stock.  If the Stock is not listed on a securities exchange, the Fair Market Value of the Stock as of any given date shall, for purposes of the Plan and any Award, be determined by such method as the Committee determines in good faith to be reasonable and in compliance with Section 409A of the Code.

(h) Design Limits on Options.  Notwithstanding anything in this Plan or any Award Agreement, no Option granted under this Plan shall (i) provide for Dividend Equivalents or (ii) have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(i) Timing of Distribution of Dividend Equivalents.  Unless otherwise provided in the applicable Award Agreement, any dividend equivalents granted with respect to an Award hereunder (other than Options, which shall have no dividend equivalents) will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture.

(j) Anti-Dilution Adjustments.  Notwithstanding any anti-dilution provision in the Plan, the Committee shall not make any adjustments to outstanding Options that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A of the Code.

22. Choice of Law.  The Plan shall be governed by and construed in accordance with the laws of the Netherlands.

EXHIBIT A

CALIFORNIA AWARD TERMS AND CONDITIONS

1. Definitions.  Whenever used in this Exhibit A, the following terms shall have the respective meanings set forth below:

(a) “California Code” means the California Corporate Securities Law of 1968, as amended.

(b) “California Regulations” means the regulations set forth in Title 10 of the California Code of Regulations.

(c) “Disability” means (x) before the Listing Date, the inability of a Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company or any Subsidiary because of the sickness or injury of the Participant, and (y) after the Listing Date, the permanent and total disability of a Participant within the meaning of Section 22(e)(3) of the Code.

(d) “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

2. Applicability of this Exhibit A.  Prior to the Listing Date, unless an applicable exemption from section 25110 of the California Code other than the exemption set forth in section 25102(o) of the California Code is available, Awards granted under this Plan that are subject to the California Code shall be subject to the additional requirements of this Exhibit A.  In the event of any conflict or inconsistency between the provisions of this Exhibit A and the Plan, the provisions of this Exhibit A shall control.

3. Securities Law Compliance.  Prior to the Listing Date, a person shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such person is not exempt under Rule 701 of the Securities Act because of the nature of the services that the person is providing to the Company, or because such person is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

4. Termination of Employment.  In the event a Participant’s employment terminates (other than upon the Participant’s death or Disability), the Participant may exercise the Participant’s Option (to the extent that the Participant was entitled to exercise such Option as of the date of

EXHIBIT A-1

termination or as otherwise permitted by the Administrator) but only within such period of time ending on the earlier of (i) the date thirty (30) days following the termination of the Participant’s employment (or such longer specified in the Award Agreement) or (ii) the expiration of the term of the Option as set forth in the Award Agreement.  If, after termination, the Participant does not exercise the Participant’s Option within the time specified in the Award Agreement, the Option shall terminate.

5. Disability of Participant.  In the event that a Participant’s employment terminates as a result of the Participant’s Disability, the Participant may exercise the Participant’s Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date six (6) months following such termination (or such longer period specified in the Award Agreement) or (ii) the expiration of the term of the Option as set forth in the Award Agreement.  If, after termination, the Participant does not exercise the Participant’s Option within the time specified herein, the Option shall terminate.

6. Death of Participant.  In the event (i) a Participant’s employment terminates as a result of the Participant’s death or (ii) the Participant dies within the period (if any) specified in the Award after the termination of the Participant’s employment for a reason other than death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death or as otherwise permitted by the Administrator) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (x) the date six (6) months following the date of death (or such longer or shorter period specified in the Award Agreement) or (y) the expiration of the term of such Option as set forth in the Award Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

7. Filing with California Commissioner of Corporations.  No later than thirty (30) days after an Award subject to this Exhibit A is granted under the Plan, the Company shall file a notice of transaction in accordance with rules adopted by the California Commissioner of Corporations, accompanied by a filing fee as prescribed by subdivision (y) of Section 25608 of the California Code, or any successor provision thereto.

EXHIBIT A-2

EXHIBIT B

ISRAEL AWARD TERMS AND CONDITIONS

1. General.

(a) This appendix (the “Appendix”) shall apply only to Participants who are residents of the state of Israel upon the date of grant of the Award, as defined below in Section 2, or those who are deemed to be residents of the state of Israel for tax purposes upon the date of grant of the Award (collectively, “Israeli Participants”).  The provisions specified hereunder shall form an integral part of the Numonyx Holdings B.V Equity Incentive Plan (hereinafter the “Plan”).

(b) This Appendix is to be read as a continuation of the Plan and modifies Awards granted to Israeli Participants only to the extent necessary to comply with the requirements set by the Israeli law in general, and in particular, with the provisions of the Israeli Income Tax Ordinance [New Version] 1961, as may be amended or replaced from time to time.  This Appendix does not add to or modify the Plan in respect of any other category of Participants.

(c) The Plan and this Appendix are complimentary to each other and shall be deemed as one.  In the event of any conflict, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

(d) Any capitalized term not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2. Definitions.

(a) “3(i) Award” means an Award granted pursuant to Section 3(i) of the Ordinance to an Unapproved Israeli Participant.

(b) “102 Award” means any Award granted to an Approved Israeli Participant pursuant to Section 102 of the Ordinance.

(c) “Approved Israeli Participant” means an Israeli Participant who is an Employee, Director or Officer of the Company or a Subsidiary of the Company, provided the Company or the Subsidiary is an Israeli resident company or otherwise meets the definition of an Employing Company under Section 102, but excluding any Controlling Shareholder.

(d) “Award” solely for the purpose of this Appendix means any Option award or Restricted Security Units award granted by the Company to an Israeli Participant, in accordance with the provisions of the Plan, provided that awards shall be settled using only Securities.

(e) “Capital Gain Award” or “CGA” means a Trustee 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

EXHIBIT B-1

(f) “Company” means Micron Technology, Inc., a Delaware corporation, or any successor thereto.

(g) “Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

(h) “ITA” means the Israeli Tax Authority.

(i) “Israeli Award Agreement” means the Israeli Award Agreement between the Company and an Israeli Participant that sets out the terms and conditions of an Award.

(j) “Non-Trustee 102 Award” means a 102 Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

(k) “Ordinary Income Award” or “OIA” means a Trustee 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

(l) “Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

(m) “Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

(n) “Tax” means any applicable tax and other compulsory payments such as social security and health tax contributions under any applicable law.

(o) “Trustee” means any person or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

(p) “Trustee 102 Award” means a 102 Award granted to an Approved Israeli Participant pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of an Approved Israeli Participant.

(q) “Unapproved Israeli Participant” means an Israeli Participant who is a Consultant or a Controlling Shareholder and who is not an Approved Israeli Participant.

3. Issuance Of Awards.

(a) The persons eligible for participation in the Plan as Israeli Participants shall include Approved Israeli Participants and Unapproved Israeli Participants, provided, however, that (i) Approved Israeli Participants may only be granted 102 Awards; and (ii) Unapproved Israeli Participants may only be granted 3(i) Awards.

EXHIBIT B-2

(b) The Company may designate Awards granted to Approved Israeli Participants pursuant to Section 102 as Trustee 102 Awards or Non-Trustee 102 Awards.

(c) The grant of Trustee 102 Awards shall be made under this Appendix shall not be made until 30 days from the date the Plan has been submitted for approval by the ITA and shall be conditioned upon the approval of the Plan and this Appendix by the ITA.

(d) Trustee 102 Awards may either be classified as Capital Gain Awards (CGAs) or Ordinary Income Awards (OIAs).

(e) No Trustee 102 Award may be granted under this Appendix to any Approved Israeli Participant, unless and until the Company has filed with the ITA its election regarding the type of Trustee 102 Awards, whether CGAs or OIAs, that will be granted under the Plan and this Appendix (the “Election”).  Such Election shall become effective beginning the first date of grant of a Trustee 102 Award under this Appendix and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102 Awards.  The Election shall obligate the Company to grant only the type of Trustee 102 Award it has elected, and shall apply to all Israeli Participants who are granted Trustee 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance.  The Election shall not prevent the Company from granting Non-Trustee 102 Awards simultaneously.

(f) Despite sections 7(g)(i), 8(c)(i) and 10 of the Plan, all Trustee 102 Awards must be held in trust by, or subject to the approval of the ITA, under the control or supervision of a Trustee, as described in Section 4 below.

(g) The designation of Non-Trustee 102 Awards and Trustee 102 Awards shall be subject to the terms and conditions set forth in Section 102.

4. Trustee.

(a) Trustee 102 Awards which shall be granted under this Appendix and/or Securities allocated or issued upon exercise or vesting of a Trustee 102 Award and/or Securities received following any realization of rights under the Plan shall be allocated or issued to the Trustee or controlled by the Trustee, for the benefit of the Approved Israeli Participants, in accordance with the provisions of Section 102.  In the event that the requirements for Trustee 102 Awards are not met, the Trustee 102 Awards may be regarded as Non-Trustee 102 Awards, all in accordance with the provisions of Section 102.

(b) With respect to any Trustee 102 Award, subject to the provisions of Section 102, an Approved Israeli Participant shall not sell or release from trust any Securities received upon the exercise or vesting of a Trustee 102 Award and/or any Securities received following any realization of rights, including, without limitation, Dividend Equivalent, under the Plan until the lapse of the period of time required under Section 102 or any shorter period of time determined by the ITA (the “Holding Period”).  Notwithstanding the above, if any such sale or

EXHIBIT B-3

release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Approved Israeli Participant.

(c) Notwithstanding anything to the contrary, the Trustee shall not release or sell any Securities allocated or issued upon exercise or vesting of a Trustee 102 Award unless the Company, its Israeli Subsidiary and the Trustee are satisfied that the full amounts of Tax due have been paid or will be paid.

(d) Upon receipt of any Trustee 102 Award, the Approved Israeli Participant will consent to the grant of the Award under Section 102 and undertake to comply with the terms of Section 102 and the trust arrangement between the Company and the Trustee.

5. The Awards.  The terms and conditions upon which the Awards shall be issued and exercised or vest, as applicable, shall be specified in the Israeli Award Agreement to be executed pursuant to the Plan and to this Appendix.  Each Israeli Award Agreement shall state, inter alia, the number of Securities to which the Award relates, the type of Award granted thereunder (i.e., a CGA, OIA, Non-Trustee 102 Award or a 3(i) Award), and any applicable vesting provisions and exercise price that may be payable.

6. Fair Market Value.  Without derogating from Section 2(s) of the Plan and solely for the purpose of determining the Participant’s tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s Securities are listed on any established stock exchange or a national market system or if the Company’s Securities will be registered for trading within ninety (90) days following the date of grant of the CGAs, the fair market value of the Securities at the date of grant shall be determined in accordance with the average value of the Company’s Securities on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

7. Exercise And Vesting Of Awards.

(a) Vesting and exercise of Awards granted to Israeli Participants shall be subject to the terms and conditions and, with respect to exercise, the method, as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102.

(b) Despite sections 7(e), 7(g) and 8(c)(i) of the Plan, and unless otherwise determined by the Administrator, Awards will vest on the appropriate vesting date set forth in a Participant’s Israeli Award Agreement.

8. Assignability, Designation And Sale Of Awards.

(a) Notwithstanding any other provision of the Plan, no Award or any right with respect thereto, or purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral, or any right with respect to any Award given to any third party whatsoever, and during the lifetime of the Israeli Participant, each and all of such Israeli Participant’s rights with

EXHIBIT B-4

respect to an Award shall belong only to the Israeli Participant.  Any such action made directly or indirectly, for an immediate or future validation, shall be void.

(b) As long as Awards or Securities issued or purchased hereunder are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the Securities cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

9. Integration Of Section 102 And Tax Assessing Officer’s Approval.

(a) With regard to Trustee 102 Awards, the provisions of the Plan and/or the Appendix and/or the Israeli Award Agreement shall be subject to the provisions of Section 102 and any approval issued by the ITA and the said provisions shall be deemed an integral part of the Plan, the Appendix and the Israeli Award Agreement.

(b) Any provision of Section 102 and/or said approval issued by the ITA which must be complied with in order to receive and/or to maintain any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, the Appendix or the Israeli Award Agreement, shall be considered binding upon the Company, the Israeli Subsidiary and the Israeli Participants.

10. Dividend.  Subject to the provisions of the Plan, with respect to all Securities allocated or issued upon the exercise or vesting of Awards granted to the Israeli Participant and held by the Israeli Participant or by the Trustee, as the case may be, the Israeli Participant shall be entitled to receive dividends, if any, in accordance with the quantity of such Securities, subject to the provisions of the Company’s Certificate of Incorporation (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

11. Tax Consequences.

(a) Any tax consequences arising from the grant, exercise, vesting or sale of any Award, from the payment for Securities covered thereby or from any other event or act (of the Company, and/or its Subsidiaries, and the Trustee or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant.  The Company and/or its Subsidiaries, and/or the Trustee shall withhold Tax according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.  Furthermore, the Israeli Participant agrees to indemnify the Company and/or its Subsidiaries and/or the Trustee and hold them harmless against and from any and all liability for any such Tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Israeli Participant.

(b) The Company and/or, when applicable, the Trustee shall not be required to release any Award or Securities to an Israeli Participant until all required Tax payments have been fully made.

EXHIBIT B-5

(c) With respect to Non-Trustee 102 Awards, if the Israeli Participant ceases to be employed by the Company or any Subsidiary, or otherwise if so requested by the Company or the Subsidiary, the Israeli Participant shall extend to the Company and/or the Subsidiary a security or guarantee for the payment of Tax due at the time of sale of Securities, in accordance with the provisions of Section 102.

12. Term Of Plan And Appendix.  Notwithstanding anything to the contrary in the Plan and in addition thereto, the Company shall obtain all approvals for the adoption of this Appendix or for any amendment to this Appendix as are necessary to comply with (i) any applicable law, including without limitation the Applicable Laws and all other securities laws of any other jurisdiction applicable to Awards granted to Israeli Participants under this Appendix, (ii) any national securities exchange on which the Securities are traded, and (iii) any applicable rules and regulations promulgated by the applicable securities and/or exchange commissions.

13. Governing Law & Jurisdiction.  This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws.  The competent courts of Tel Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Appendix.

EXHIBIT B-6